UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 21, 2013

DESTINATION MATERNITY CORPORATION

(Exact name of Registrant as specified in Charter)

Delaware	0-21196	13-3045573
(State or Other Jurisdiction of Incorporation or Organization)	Commission File number	(I.R.S. Employer Identification Number)

456 North 5th Street

Philadelphia, PA 19123

(Address of Principal Executive Offices)

(215) 873-2200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 2.02.	Results of Operations and Financial Condition

On November 21, 2013, Destination Maternity Corporation (the “Company”) issued a press release and held a broadly accessible conference call to discuss its financial results for its fourth fiscal quarter and fiscal year ended September 30, 2013. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The press release contained non-GAAP financial measures within the meaning of the Securities and Exchange Commission’s Regulation G, including: (a) Adjusted EBITDA (operating income before deduction for the following non-cash charges: (i) depreciation and amortization expense; (ii) loss on impairment of tangible and intangible assets; (iii) loss on disposal of assets; and (iv) stock-based compensation expense), together with the percentage of net sales represented by this measure; (b) Adjusted EBITDA before other charges related to the Company’s previously announced relocation; (c) Adjusted net income (net income adding loss on extinguishment of debt (net of tax), and deducting the amount of a state income tax benefit resulting from regulation changes), together with the per share-diluted amount represented by this measure; (d) Adjusted net income per share – diluted (net income per share-diluted (i) adding the per share effect of other charges related to the Company’s previously announced relocation, (ii) adding the per share effect of loss on extinguishment of debt, and (iii) deducting the amount of a state income tax benefit resulting from regulation changes); (e) Adjusted net income per share – diluted (net income per share – diluted adding the per share effect of other charges related to the Company’s previously announced relocation); and (f) net cash.

The Company believes that each of these non-GAAP financial measures provides useful information about the Company’s results of operations and/or financial position to both investors and management. Each non-GAAP financial measure is provided because management believes it is an important measure of financial performance used in the retail industry to measure operating results, to determine the value of companies within the industry and to define standards for borrowing from institutional lenders. The Company uses each of these non-GAAP financial measures as a measure of the performance of the Company. The Company provides these measures to investors to assist them in performing their analysis of its historical operating results. Each of these non-GAAP financial measures, except net cash, reflects a measure of the Company’s operating results before consideration of certain charges and consequently, none of these measures should be construed as an alternative to net income or operating income as an indicator of the Company’s operating performance, or as an alternative to cash flows from operating activities as a measure of the Company’s liquidity, as determined in accordance with generally accepted accounting principles. The Company may calculate each of these non-GAAP financial measures differently than other companies.

With respect to the non-GAAP financial measures discussed in the press release, the Company has provided, as an attachment to such press release, a reconciliation of the non-GAAP financial measures to the most directly comparable GAAP financial measures.

The disclosure in this Current Report, including in the Exhibits attached hereto, of any financial information shall not constitute an admission that such information is material.

Item 5.02.	Compensatory Arrangements of Certain Officers

As originally disclosed on the Company’s Form 8-K dated December 10, 2012, on that same date the Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of the Company established the 2013 fiscal year performance goals for the annual cash bonus opportunity under the Company’s Management Incentive Program (the “MIP”) for the 2013 fiscal year for the Company’s named executive officers.

For each of the 2013 fiscal year annual cash bonus awards, the performance goals are specified levels of “Adjusted EBITDA,” which represents earnings before interest, taxes, depreciation and amortization, adjusted to exclude the impact of: (a) loss on impairment of tangible or intangible assets; (b) gain or loss on disposal of assets; (c) gain or loss from the early extinguishment, redemption or repurchase of debt; and (d) stock-based compensation expense. The Committee also determined that “Adjusted EBITDA” will be adjusted to exclude: (i) any expenses incurred by the Company in connection with certain extraordinary, unusual or infrequently occurring events reported in the Company’s public filings, and (ii) the impact of any changes to accounting principles that become effective during the 2013 fiscal year. The level of Adjusted EBITDA which would have yielded 100% of target bonus was approximately $54.9 million. The level of Adjusted EBITDA which would have yielded the maximum bonus payment (200% of target bonus) was approximately $63.3 million.

The Committee has determined that the Company’s Adjusted EBITDA for the 2013 fiscal year was $54.0 million (1.6% below the target level for Adjusted EBITDA and 8.2% above the Company’s actual Adjusted EBITDA for the 2012 fiscal year of $49.9 million). Based on the performance goals established by the Committee in December 2012, the Company’s Adjusted EBITDA for the 2013 fiscal year results in 85.2% of target bonus under the MIP.

Pursuant to this determination, the Committee determined that the following cash bonuses are payable to the following named executive officers of the Company:

(a)	Edward M. Krell, Chief Executive Officer: $639,000 (or 85.2% of Mr. Krell’s target bonus, which target bonus is equal to 100% of Mr. Krell’s 2013 fiscal year base salary earned of $750,000).

(b)	Christopher F. Daniel, President: $223,650 (or 85.2% of Mr. Daniel’s target bonus, which target bonus is equal to 50% of Mr. Daniel’s 2013 fiscal year base salary earned of $525,000).

(c)	Judd P. Tirnauer, Executive Vice President & Chief Financial Officer: $163,191 (or 85.2% of Mr. Tirnauer’s target bonus, which target bonus is equal to 50% of Mr. Tirnauer’s 2013 fiscal year base salary earned of $383,077). Mr. Tirnauer’s current annual base salary rate is $385,000. His annual base salary rate was changed from $375,000 to $385,000 effective on December 1, 2012.

(d)	Ronald J. Masciantonio, Executive Vice President & Chief Administrative Officer: $150,083 (or 85.2% of Mr. Masciantonio’s target bonus, which target bonus is equal to 50% of Mr. Masciantonio’s 2013 fiscal year base salary earned of $352,308). Mr. Masciantonio’s current annual base salary rate is $360,000. His annual base salary rate was changed from $320,000 to $360,000 effective on December 1, 2012.

Item 9.01.	Financial Statements and Exhibits.

Exhibit No.	Description

99.1	Press Release of the Company dated November 21, 2013.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned duly authorized.

Date: November 21, 2013	DESTINATION MATERNITY CORPORATION

	By:	/s/ Judd P. Tirnauer
Judd P. Tirnauer
Executive Vice President & Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release of the Company dated November 21, 2013.